CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69774, 333-69776, 333-69778, 333-107195 and 333-127637), in Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566 and 333-136820), and in Registration Statement on Form S-4 (Registration File No. 33-24124) of our report dated February 28, 2007, relating to the consolidated financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s changes in accounting for pension and postretirement benefits and share-based payments) and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP
New York, New York
February 28, 2007